Exhibit 99.3
INTERNATIONAL PAPER COMPANY
Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statements of operations and consolidated balance sheet of International Paper Company (“International Paper”) and the historical combined statements of operations and combined balance sheet of the containerboard, packaging and recycling business of Weyerhaeuser Company (the “CBPR business”) to reflect International Paper’s proposed acquisition of the CBPR business (the “Acquisition”). The historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America, which we refer to as GAAP. The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission, and has been prepared using the assumptions described in the notes thereto. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred as of the balance sheet date. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had occurred as of January 1, 2007.

The following unaudited pro forma condensed combined financial information is presented:

•	Unaudited pro forma condensed combined balance sheet of International Paper as of March 31, 2008;

•	Unaudited pro forma condensed combined statement of operations of International Paper for the three months ended March 31, 2008; and

•	Unaudited pro forma condensed combined statement of operations of International Paper for the year ended December 31, 2007.

The unaudited pro forma condensed combined financial information should be read in conjunction with the notes thereto and the historical combined financial statements of the CBPR business, including the notes thereto, which were filed as an exhibit to International Paper’s Current Report on Form 8-K dated as of and filed on May 28, 2008, as well as in conjunction with International Paper’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 (as updated by its Current Report on Form 8-K filed on May 9, 2008) and its Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

International Paper expects to finance the Acquisition with debt financing, consisting of a five-year term loan facility (the “Term Loan A Facility”) in an aggregate principal amount of up to $2 billion and a one-year term loan facility (the “Term Loan X Facility”) with a 6-month extension option in an aggregate principal amount of up to $4 billion (together, the “Acquisition Credit Facilities”). Under certain circumstances, the aggregate principal amount of the Term Loan A Facility and the aggregate principal amount of the Term Loan X may be changed, so long as the aggregate principal amount of the Acquisition Credit Facilities is not changed. The aggregate principal amount of notes issued by International Paper prior to the closing of the Acquisition will reduce dollar-for-dollar the aggregate amount of commitments of the Acquisition Credit Facilities, first with respect to the Term Loan X Facility, and second with respect to the Term Loan A Facility.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the Acquisition. In addition, the preliminary estimated allocation of the purchase price to the assets and liabilities acquired was based on initial International Paper valuations and estimates since the Acquisition has not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information.

INTERNATIONAL PAPER COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2008
(In millions)

		Weyerhaeuser
		Containerboard,
		Packaging and
	International	Recycling
	Paper	Business	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

ASSETS
Current assets	$6,712	$1,120	$(14	)(a)	$7,809
			76	(b)
			(85	)(c)
Plants, properties and equipment, net	10,290	2,726	(7	)(a)	15,517
			2,508	(d)
Forestlands	778	—	—		778
Investments	1,317	—	—		1,317
Goodwill	3,658	1,253	(1,253	)(e)	3,658
Deferred charges and other assets	1,600	63	50	(f)	1,713

TOTAL ASSETS	$24,355	$5,162	$1,275		$30,792

LIABILITIES AND COMMON SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current liabilities	$4,145	402	(6	)(a)	$4,541
Long-term debt	6,037	—	6,000	(f)	12,037
Deferred income taxes	3,117	682	(682	)(g)	3,117
Other liabilities	1,823	20	21	(h)	1,864
Minority interest	234	—	—		234

TOTAL LIABILITIES	15,356	1,104	5,333		21,793
TOTAL COMMON SHAREHOLDERS’ EQUITY	8,999	4,058	(4,058	)(i)	8,999

TOTAL LIABILITIES AND COMMON SHAREHOLDERS’ EQUITY	$24,355	$5,162	$1,275		$30,792

INTERNATIONAL PAPER
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2008
(In millions, except per share data)

		Weyerhaeuser
		Containerboard,
		Packaging and
	International	Recycling
	Paper	Business	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

NET SALES	$5,668	$1,298	(10	)(j)	$6,930
			$(26	)(k)

COSTS AND EXPENSES
Cost of products sold	4,261	1,035	(10	)(j)	5,260
			(26	)(k)
Selling and administrative expenses	472	91	1	(j)	564
Depreciation, amortization and cost of timber harvested	286	72	45	(l)	403
Distribution expenses	285	—	—		285
Taxes other than payroll and income taxes	44	—	—		44
Restructuring and other charges	42	8	(8	)(j)	42
Net (gains) losses on sales and impairments of businesses	(1)	—	—		(1)
Interest expense, net	81	—	101	(m)	182

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EQUITY EARNINGS AND MINORITY INTEREST	198	92	(139)		151
Income tax provision (benefit)	59	31	(53	)(n)	37
Equity earnings, net of taxes	16	—	—		16
Minority interest expense, net of taxes	5	—	—		5

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$150	$61	$(86)		$125

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$0.36				$0.30
Average common shares outstanding	420.6				420.6
DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$0.35				$0.30
Average common shares outstanding — assuming dilution	423.3				423.3

INTERNATIONAL PAPER
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2007
(In millions, except per share data)

		Weyerhaeuser
		Containerboard,
		Packaging and
	International	Recycling
	Paper	Business	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

NET SALES	$21,890	$5,177	$(74	)(j)	$26,900
			(93	)(k)

COSTS AND EXPENSES
Cost of products sold	16,060	4,147	(70	)(j)	20,044
			(93	)(k)
Selling and administrative expenses	1,831	363	(7	)(j)	2,187
Depreciation, amortization and cost of timber harvested	1,086	297	(3	)(j)	1,563
			183	(l)
Distribution expenses	1,034	—	—		1,034
Taxes other than payroll and income taxes	169	—	—		169
Restructuring and other charges	95	13	(11	)(j)	97
Gain on sale of forestlands	(9)	—	—		(9)
Net (gains) losses on sales and impairments of businesses	(327)	(29)	28	(j)	(328)
Interest expense, net	297	—	446	(m)	743

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	1,654	386	(640)		1,400
Income tax provision (benefit)	415	139	(243	)(n)	311
Minority interest expense, net of taxes	24	—	—		24

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$1,215	$247	$(397)		$1,065

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$2.83				$2.48
Average common shares outstanding	428.9				428.9
DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$2.81				$2.46
Average common shares outstanding — assuming dilution	433.0				433.0

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On March 17, 2008, International Paper announced that it had signed an agreement with Weyerhaeuser Company to purchase the CBPR business for approximately $6 billion in cash, subject to certain post-closing adjustments. International Paper expects to finance the Acquisition with debt financing. Upon completion of the Acquisition, International Paper will account for the Acquisition as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method, International Paper will record the assets and liabilities of the CBPR business at their respective fair values as of the Acquisition date. The preliminary estimated allocation of the purchase price to the assets and liabilities acquired reflected in Note 2 below was based on initial valuations and estimates since the Acquisition has not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, these purchase price allocation pro forma adjustments are preliminary.

2.	Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

(a) Represents the elimination of assets and liabilities related to locations included in the historical CBPR business financial information that will not be acquired by International Paper.

(b) Represents the elimination of a $76 million LIFO inventory reserve related to the CBPR business to value these inventories at preliminary estimated fair value as of the Acquisition date.

(c) Represents the payment of debt issuance costs and Acquisition costs in cash.

(d) Represents an adjustment to value plants, properties and equipment acquired at the preliminary estimated fair value as of the Acquisition date.

(e) Represents the elimination of the CBPR business pre-Acquisition goodwill.

(f) Represents $6.0 billion of long-term debt to finance the Acquisition, and the capitalization of $50 million of related debt issuance costs.

(g) Represents the elimination of the CBPR business pre-Acquisition deferred taxes.

(h) Represents the assumption by International Paper of a liability from Weyerhaeuser Company for CBPR business workers’ compensation claims prior to the Acquisition.

(i) Represents the elimination of the CBPR business equity.

The following adjustments have been reflected in the respective unaudited pro forma condensed combined statements of operations:

(j) Represents the elimination of amounts related to locations included in the historical CBPR business financial information that will not be acquired by International Paper.

(k) Represents the elimination of sales between the CBPR business and International Paper.

(l) Represents additional depreciation resulting from the preliminary adjustment of the CBPR business’ plants, properties and equipment to estimated fair value as of the Acquisition date based on a preliminary estimated average useful life of 14 years.

(m) Represents preliminary estimated additional interest expense of approximately $93 million for the three months ended March 31, 2008 and $416 million for the year ended December 31, 2007 for debt incurred in connection with the Acquisition based on LIBOR, adjusted quarterly, plus an assumed margin of 162.5 basis points, plus the straight-line amortization of debt issuance costs incurred to finance the Acquisition over the term of the related debt.

(n) Represents the tax effect of the above pro forma adjustments based upon a combined statutory federal and state tax rate of 38%.